Exhibit 10.1

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

AMENDMENT NO. 1

TO THE CLINICAL MANUFACTURING AND SUPPLY AGREEMENT

BY AND BETWEEN

AGILENT TECHNOLOGIES, INC. AND OPHTHOTECH CORPORATION

This Amendment No. 1 (this “Amendment”) amends the Clinical Manufacturing and Supply Agreement (the “Agreement”) by and between Agilent Technologies, Inc. (“Agilent”) and Ophthotech Corporation (“Customer”) dated May 2, 2014 (“Effective Date”).

WHEREAS, Agilent and Customer entered into the Agreement as of the Effective Date to specify the terms and conditions under which Agilent will manufacture and supply to Customer the E10030 molecule described in Exhibit A of the Agreement, and perform Manufacturing Services for Customer with respect thereto, solely for clinical purposes and not for commercial purposes; and

WHEREAS, Agilent and Customer desire to amend the Agreement to modify certain terms relating to the license of Agilent and Third Party Know-How to Customer and certain other terms as set forth in this Amendment.

NOW, THEREFORE, in consideration for the mutual promises and covenants contained herein, the parties agree as follows:

1.                                      Terms.  Capitalized terms in this Amendment shall have the same meaning as those in the Agreement, unless specifically defined in this Amendment.  All section and paragraph references refer to sections or paragraphs, as applicable, in the Agreement.  References to the term “Agreement” in the Agreement shall be deemed to give effect to this Amendment.

2.                                      Amendments.  The parties agree to amend the Agreement as set forth below.

a.              Sections 9.3.2.3, 9.3.2.4 and 9.3.2.5 are hereby deleted in their entirety.

b.              A new Section 9.3.2.3 is added as follows:

“With respect to the licenses set forth in Sections 9.3.2.1 and 9.3.2.2, the Parties hereby agree that the licenses for the Product and Finished Product under this Agreement are hereby extended to the ARC1905 molecule (Zimura).”

c.               Section 9.4, Reservation of Rights, is hereby deleted and replaced with the following:

“9.4  Reservation of Rights.  Except as expressly provided herein, no license to any Agilent Intellectual Property or Customer Intellectual Property is granted, conveyed or implied.  All rights not conferred are expressly reserved.”

d.              Section 9.6.3, Third Party Know-How, is hereby deleted and replaced with the following:

“9.6.3  Third Party Know-How.  Agilent has not and shall not incorporate into the Process any Third Party Know-How unless (A) Agilent has the right to incorporate such

Third Party Know-How into the Process and (B) the Parties have agreed to incorporate such Third Party Know-How into the Process pursuant to the Change Management process”.

e.               At the beginning of the first sentence of Section 13.2(a), the words “This Agreement or a Statement of Work” are replaced with the following: “Subject to Section 13.2(c), this Agreement or a Statement of Work”.

f.                Section 13.2(c) is hereby deleted and replaced with the following:

“(c)  In the event of either Party’s material breach of its confidentiality obligations under Article 14, the Parties shall refer the matter for resolution under the escalated dispute resolution process set forth in Section 16(b).  For the avoidance of doubt, [**]”

g.               Section 14.1.6 is hereby amended by deleting all references to Section 9.3.2.3 from the fifth sentence.   In addition, the final sentence of Section 14.1.6 is hereby deleted in its entirety.

h.              For the sake of clarity, the Parties agree that the weights in Exhibit J, Product Pricing, refer to oligonucleotide weight.

3.                                      Entire Agreement.  This Amendment constitutes the entire agreement between the parties with respect to the subject matter therein and incorporates all prior agreements and amendments by reference.  Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its terms.  To the extent there are any inconsistencies or ambiguities between this Amendment and the Agreement, the terms of this Amendment shall supersede the Agreement.

In witness whereof, the parties have executed this Amendment effective as of September 3, 2015.

AGREED:

AGILENT TECHNOLOGIES, INC.		OPHTHOTECH CORPORATION

By:	/s/ Nelson Thune	By:	/s/ Barbara A. Wood

Name:	Nelson Thune	Name: Barbara A. Wood

Title:	General Manager	Title: SVP & General Counsel

Date:	03 September 2015	Date: September 3, 2015